UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  November 1, 2026

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock	$0.01 par value	BLMN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

Out West Franchisee Voluntary Bankruptcy Petition

On November 2, 2026, Cerca Trova Restaurant Group Holdings, Inc. d/b/a Out West Restaurant Group and its direct and indirect subsidiaries (collectively “Out West”), an independently owned franchisee of Bloomin’ Brands, Inc. (the “Company”), operating 61 Outback Steakhouse restaurants in the western United States, filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Chapter 11 Filing”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

The Chapter 11 Filing has no immediate impact on any Out West or Company-owned Outback Steakhouse guests, restaurant Team Members, or day‑to‑day operations.

Out West will continue its business as “debtor in possession” under the jurisdiction of the Bankruptcy Court. Out West has sought customary relief from the Bankruptcy Court to permit it to continue operating in the ordinary course of business, including authority to pay certain prepetition employee, vendor, supplier and other obligations. Out West also intends to continue its day-to-day operations during the Chapter 11 process, including paying post-petition franchise fees and royalties owed to the Company and rent under leases guaranteed by the Company.

Bloomin’ Brands is working closely with Out West, its lenders, and other stakeholders throughout the Bankruptcy Court-supervised process as it focuses on maintaining stability in Out West’s restaurant operations, supporting Team Members and continuing to serve guests without disruption.

Stalking Horse Asset Purchase Agreement

Because the Company believes that securing these restaurants gives it direct operational insight, allows it to invest in the units through its development initiatives, and to mitigate disruption to guests and employees, on November 1, 2026, the Company entered into a “stalking horse” Asset Purchase Agreement (the “Asset Purchase Agreement”) with Out West. Pursuant to the Asset Purchase Agreement, the Company agreed to purchase substantially all of the assets of Out West (such assets, the “Assets,” and such transaction, the “Asset Sale”) for a purchase price of (1) $26.3 million (a) less amounts owed under the DIP Facility (defined below) and (b) plus a dollar-for-dollar increase to the extent the aggregate amount of specified vendor liabilities assumed by the Company at closing is less than $6.1 million (with no increase if such specified liabilities equal or exceed $6.1 million) and (2) the assumption of certain liabilities (including lease obligations for future periods, unredeemed gift cards and specified vendor liabilities) as set forth in the Asset Purchase Agreement.

Upon Bankruptcy Court approval, the Company is expected to be designated as the “stalking horse” bidder in connection with the Asset Sale under section 363 of the bankruptcy code. The Asset Sale will be conducted through a Bankruptcy Court-supervised process pursuant to approved bidding procedures, in which the Company’s bid is subject to the receipt of higher or otherwise better offers from competing bidders or at an auction held after the bid deadline (if applicable due to receiving qualified, competing bid(s)), approval of the Asset Sale by the Bankruptcy Court, and certain other conditions set forth in the Asset Purchase Agreement. The outside closing date under the Asset Purchase Agreement is January 31, 2027, after which date the Asset Purchase Agreement will terminate, unless extended in accordance with its terms.

The Asset Purchase Agreement contains customary representations, warranties and covenants of the parties for a transaction involving the acquisition of assets from a debtor in bankruptcy, and the completion of the Asset Sale is subject to a number of conditions, including under the procedures discussed above. The Asset Purchase Agreement also provides for a break-up fee payable to the Company upon the occurrence of certain events, including being outbid by qualifying bidders, and the forfeiture of a deposit to Out West upon the occurrence of certain events.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement. Pursuant to applicable SEC rules, the Company intends to file the Asset Purchase Agreement as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2026.

Debtor-in-Possession Financing

In line with the Company’s efforts to facilitate a transaction that seeks to preserve the continued operation of the restaurants and minimize disruptions to guests and Team Members, the Company has also agreed to provide up to $5.5 million of debtor-in-possession financing (the “DIP Facility”), which will not bear interest. Out West has requested that the Bankruptcy Court issue an order approving the DIP Facility, with the terms to be set forth in the order. If the proposed DIP Facility is approved and customary conditions precedent are met, Out West can draw $1.5 million following entry of the interim approval order and the remainder following entry of the final approval order and bidding procedures and use the DIP Facility to pay ordinary operating expenses and professional and administrative costs of the Chapter 11 case, as needed, solely to the extent cash from operations is insufficient to maintain a minimum amount of liquidity. Out West is permitted to use its cash from operations only until January 4, 2027, and, as of such date the DIP Financing will terminate unless an Asset Sale has closed, unless such date is extended by its lenders. Repayment of any amounts drawn under the DIP Facility by Out West will occur through reduction of the purchase price under the Asset Purchase Agreement or by proceeds of the sale of Out West’s assets to another party if the Asset Purchase Agreement is terminated. Repayment will also be required upon any earlier event of default or termination of the DIP Facility.

The proposed DIP Facility would also contain customary covenants and events of default, including as a result of certain events occurring in the Chapter 11 case.

The foregoing description of the proposed DIP Facility does not purport to be complete and is qualified in its entirety by the interim and final orders, if any, approved by the Bankruptcy Court.

Item 1.02    Termination of a Material Definitive Agreement

The Company, Out West and Out West’s lenders had entered into the Amended and Restated Holistic Resolution Agreement on December 31, 2023 (the “2023 Resolution Agreement”), setting forth agreements among such parties with respect to deferral and forbearance of the parties’ rights with respect to prior payment defaults. The 2023 Resolution Agreement provides for automatic termination upon a bankruptcy filing and that all amounts owed to the Company and substantial amounts due to Out West’s lenders were to become due and payable with the lenders having a priority right to repayment; however, the Chapter 11 Filing resulted in an automatic stay of this termination and the parties’ rights and remedies under this agreement and the Company’s franchise agreement with Out West are subject to resolution through the Chapter 11 case.

There can be no assurances regarding the outcome of Out West’s bankruptcy proceedings, including whether the Company will successfully acquire the Assets and the extent to which the Company is able to exercise its rights and remedies under its agreements with Out West. Further, there can be no assurances that Out West’s bankruptcy, including the contemplated Asset Sale, will not have an adverse effect on the Company’s reputation, results of operations, cash flows or financial condition.

Forward Looking Statements

Certain statements contained in this report are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to the process and outcome of the Chapter 11 case and our ability to protect our rights; the risk that the Asset Sale may not be completed by the Company on the anticipated terms or timing or at all, due to the need for Bankruptcy Court approval, potential objections, the outcome of the auction process (including sale of the Assets to another restaurant operator) or other factors; potential adverse effects of the Chapter 11 case on our reputation, turnaround strategy, results of operations, cash flows or financial condition; risks related to the consummation of the Asset Sale and our operation of the Out West locations thereafter, including due to unexpected costs, employee attrition and customer perceptions; our ability to maintain relationships with suppliers, vendors, partners and other third parties and licensing a result of the Chapter 11 case; diversion of management’s attention from ongoing business operations and opportunities; our ability to preserve the value of and grow our brands, including due to our limited control with respect to our franchisees; and consumer confidence and spending patterns. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date:	November 2, 2026	By:	/s/ Kelly Lefferts
Kelly Lefferts
Executive Vice President and Chief Legal Officer